Exhibit j.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 16, 2010, relating to the financial statements and financial highlights which appears in the December 31, 2009 Annual Report to Shareholders of MainStay VP Series Fund, Inc., consisting of Balanced Portfolio, Bond Portfolio, Cash Management Portfolio, Common Stock Portfolio, Conservative Allocation Portfolio, Convertible Portfolio, Floating Rate Portfolio, Government Portfolio, Growth Allocation Portfolio, Growth Equity Portfolio,  High Yield Corporate Bond Portfolio, ICAP Select Equity Portfolio, Income Builder Portfolio, International Equity Portfolio, Large Cap Growth Portfolio, Mid Cap Core Portfolio, Moderate Allocation Portfolio, Moderate Growth Allocation Portfolio, S&P 500 Index Portfolio and U.S. Small Cap Growth Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York

April 9, 2010